UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 26, 2007

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300
Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 26, 2007, the Company’s wholly owned subsidiary, Centennial Bank of the West (“CBW”), entered into a definitive agreement for the sale of certain nonperforming and classified loans and the related accrued interest to a third party investor for approximately $31.4 million.  The transaction closed on October 31, 2007.  Under the terms of the agreement, the purchase price is adjusted for any advances on open lines of credit and all principal, interest and other payments received between the cut-off date of October 15, 2007 and the closing date of October 31, 2007.  Under the terms and conditions of the agreement, the purchaser has the right to demand that CBW repurchase a loan in the event of a material breach of the representations or warranties with respect to such loan within 90 days of the closing date.  In such case, CBW has the right to cure the breach or offer a different loan or loans to be substituted for such defective loan, which the purchaser can elect to accept at its sole discretion.

The foregoing description of the loan sale Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.*

On October 30, 2007, the Company issued a press release announcing its financial results for the quarter ended September 30, 2007.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On October 30, 2007, the Board of Directors of the Company appointed Gail H. Klapper as a director of the Company, effective immediately.  Ms. Klapper was also appointed by the Board to serve as a member of the Board’s Compensation, Nominating and Governance Committee, effective immediately.  The Board also affirmatively determined that Ms. Klapper meets the independence requirements of the NASDAQ listing standards.  In making such determination, the Board evaluated banking, commercial, service, familial and other relationships between Ms. Klapper or immediate family member and their related interests and the Company, if any, including those relationships described below:

•       Ms. Klapper’s son-in-law is a partner with the law firm of Rothgerber, Johnson & Lyons LLP.  Prior to Ms. Klapper’s appointment, the Company and its subsidiaries have had a long-standing relationship with the law firm regarding the provision of legal services.  The Company expects the law firm to continue to provide legal services to the Company and its subsidiaries.  The law firm has not received payments for property or services in the current or any of the past three fiscal years that exceed 5% of the law firm’s gross revenues for that year, or $200,000, whichever is more.

•       Ms. Klapper serves as a board member of the Orchard Trust Company, an affiliate of Great-West Retirement Services.  Orchard Trust is the prototype sponsor and trustee of the Company’s 401(k) Plan.

The Board determined that none of these relationships is material or would interfere with the exercise of independent judgment in carrying out the responsibilities of Ms. Klapper as a director.  Also, the Board determined that Ms. Klapper meets the definition of an “outside director” for purposes of Section 162(m) under the Internal Revenue Code.  However, the Board determined that, because of the law firm relationship disclosed above, Ms. Klapper does not meet the definition of a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)               On October 30, 2007, the Board of Directors of the Company approved and adopted the amendment and restatement of Sections 1-4 of Article V of the Company’s Bylaws.  The Bylaws were amended to permit shares of stock in the Company to be uncertificated shares.  A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.*

On October 30, 2007, the Company issued a press release announcing its financial results for the quarter ended September 30, 2007.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibits are being filed or furnished (as designated) herewith:

2.1           Loan Sale Agreement, dated October 26, 2007, by and between Centennial Bank of the West, a wholly owned subsidiary of Registrant and CapFinancial CV2, LLC (filed).

3.1           Amended and Restated Bylaws of the Registrant (filed).

99.1         Press Release, dated October 30, 2007 (furnished).

* The information furnished under Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Centennial Bank Holdings, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Executive Vice President, General Counsel and Secretary

Date:  October 31, 2007